Briazz Closes $6.0 Million Financing

SEATTLE — (BUSINESS WIRE) — August 4, 2003 — Briazz (OTCBB: BRZZ), the gourmet grab and go cafe chain, announced today that on August 1, 2003, it closed its previously announced $6.0 million financing led by Deutsche Bank London Ag, with Briazz Venture, L.L.C., an affiliate of Flying Food Group, L.L.C, Spinnaker Investment Partners, L.P. and Delafield Hambrecht, Inc. (collectively, the “Investors”).

Pursuant to a Securities Purchase Agreement dated May 28, 2003, as amended, Briazz sold $6.0 million in senior secured non-convertible notes and shares of Series F convertible preferred stock for cash proceeds of approximately $3.4 million, conversion of approximately $2.5 million of securities previously issued to Briazz Venture and Spinnaker and conversion of debt owed to Delafield Hambrecht. The notes initially bear interest at 2.1% per annum, mature on August 1, 2005 and are secured by a security interest in Briazz assets. The Series F preferred stock issued to the Investors is convertible into shares of common stock equal to approximately 84% of the company’s outstanding common stock on a fully-diluted post-exercise basis with an exercise price of $0.10 per common share. Series F preferred stock convertible into shares of common stock equal to approximately 6% of the company’s outstanding common stock will be issued to new and existing members of management.

“We are extremely pleased to complete this financing with Deutsche Bank, Flying Food, and Spinnaker. We remain highly focused on creating shareholder value. With the closing of this financing, we can continue to focus on our core goal of providing our customers with great food and fabulous service,” said Victor D. Alhadeff, Chairman.

As part of the financing transaction with the Investors, Briazz granted to the Investors the right to designate five of seven directors. Of that number, Deutsche Bank has the right to designate two directors, Briazz Venture may designate two directors and Spinnaker may designate one director. While it is anticipated that the Investors will exercise these rights in the near future, these positions have not yet been filled. Mr. Alhadeff will continue to serve as Chairman. The Investors will also receive registration rights covering the shares issuable upon conversion of the Series F preferred stock.

Briazz used some of the proceeds of the financing to reduce outstanding debt with the remaining proceeds being held as general working capital.

None of the securities described herein have been registered under the Securities Act of 1933, as amended, and none of the securities described herein will be registered under the Securities Act. None of the securities described herein may be offered or sold in the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from registration requirements. This press release does not constitute an offer of any of the securities described herein in any jurisdiction.

About Briazz
With its first cafe opened in Seattle in 1995, Briazz now operates 43 cafes near heavy concentrations of office buildings in Chicago, Los Angeles, San Francisco and Seattle. Providing gourmet foods to on-the-go consumers through company-operated cafes, box lunch delivery, corporate accounts and selected wholesale accounts, Briazz features high quality, high taste sandwiches, soups, and salads as well as baked goods, fruit and coffee.

This press release contains statements that may constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Such statements include comments regarding the use of proceeds from the financing and the potential benefits of the financings. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future results or performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include, without limitation, fluctuation of the company’s operating results, the ability of the company to compete successfully, office occupancy, the ability of the company to maintain current cafe locations and secure new ones, food and labor costs, operation in only four geographic areas and reliance upon distributors and wholesale customers. For additional factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, please see Exhibit 99.1 of our report on Form 10-Q, filed on May 14, 2003, and in other filings on file with the SEC, which risk factors are incorporated herein as though fully set forth. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

Contact:

Briazz, Inc. Victor Alhadeff, 206/694-6350 victor@briazz.com

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